Exhibit 15.1

September 28, 2023

Securities and Exchange Commission
100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Jianzhi Education Technology Group Company Limited under Item 16F of its Form 20-F dated September 28, 2023. We agree with the statements concerning our Firm in such Form 20-F; we are not in a position to agree or disagree with other statements of Jianzhi Education Technology Group Company Limited contained therein.

Very truly yours,

/s/ Friedman LLP
New York, New York